Exhibit 99.1

NEWS RELEASE

ALTUS MIDSTREAM ANNOUNCES SECOND-QUARTER 2019 RESULTS

•

Placed first two cryogenic natural gas processing plants in service on time and on budget; both have demonstrated ability to process gas with more than 99 percent ethane recovery and above nameplate capacity;

•	Exercised and closed two largest joint venture (JV) pipeline options: Shin Oak and Permian Highway; and

•	Executed financing of $625 million of preferred equity and increased revolver capacity to $650 million, which secures external financing needs for the foreseeable future.

HOUSTON, July 31, 2019 – Altus Midstream Company (NASDAQ: ALTM) today announced its results for the three-month period ending June 30, 2019.

The company reported a second-quarter 2019 net loss including noncontrolling interests of $5.5 million. Adjusted EBITDA for the second quarter 2019 was $4.1 million. Gathering and processing volumes for the period averaged 363 million cubic feet per day, approximately 65 percent of which was rich gas.

Capital investments in midstream infrastructure during the quarter were $417 million, which includes $97 million for gathering and processing infrastructure and $320 million for the joint venture pipelines, comprising the exercise of the Permian Highway natural gas pipeline option in May, a 1 percent equity increase in the Gulf Coast Express pipeline, and continued capital calls for ownership in GCX and EPIC pipelines. In July, the company also exercised and closed its option on the Enterprise-operated Shin Oak NGL Pipeline.

CEO Comment

“Altus is building a strong foundation by continuing to execute on the plan it set at the beginning of 2019,” said Clay Bretches, Altus Midstream CEO and president. “We are successfully transitioning from mechanical refrigeration to efficient, state-of-the-art cryogenic gas processing, we have secured financing to meet our capital needs, and we have exercised our four equity options in long-haul Permian Basin takeaway pipelines.”

ALTUS MIDSTREAM ANNOUNCES SECOND-QUARTER 2019 RESULTS

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Infrastructure Update

The first two of Altus’ three new cryogenic processing plants entered service on budget and on schedule in May and July, respectively. Cryo unit three is currently under construction and on schedule to process gas around year-end when its required connection to the power grid is completed. Each unit has a nameplate capacity of 200 million cubic feet per day.

Bretches continued, “Our team has made excellent progress on the cryo plant build-out. The first two units are operating and both exceeded nameplate capacity as we commissioned and ramped up production. Together, they can process more than 400 million cubic feet per day.

“The first plant demonstrated more than 99 percent ethane recovery operating in full recovery mode, with 100 percent recovery of propane, butanes and heavier liquids, and the second cryo plant is on track to match that performance.

“With the closing of our option on the Shin Oak NGL Pipeline, we are very pleased to be an owner in four premier Permian Basin takeaway pipelines. These JV pipeline equity interests provide customer and cash flow diversification and comprise a significant portion of our forecasted EBITDA in the coming years.”

Altus Midstream and/or its subsidiaries now own equity interests in four long-haul Permian Basin takeaway pipelines, including:

•	Gulf Coast Express: 16 percent interest in a natural gas pipeline to Agua Dulce; operated by Kinder Morgan, expected in-service date in late September 2019.

•	Permian Highway: 27 percent interest in a proposed natural gas pipeline to Katy/Agua Dulce; operated by Kinder Morgan, expected in-service date of October 2020.

•	Shin Oak: 33 percent interest in the NGL line to Mont Belvieu; operated by Enterprise Products Partners. This line is currently in service.

ALTUS MIDSTREAM ANNOUNCES SECOND-QUARTER 2019 RESULTS

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•	EPIC Crude: 15 percent interest in a crude oil pipeline to Corpus Christi; expected in-service date for the permanent line is in the first quarter of 2020.

Altus also holds an option for a 50 percent equity interest in the Salt Creek NGL Line, a regional pipeline connecting Alpine High to Waha.

CFO Comment

“To fund our 2019-2020 growth capital, we issued $625 million of preferred equity in a private placement during the quarter and expanded our revolver to $650 million during our credit facility’s Initial Period,” said Ben Rodgers, Altus Midstream chief financial officer. “Our capital program remains focused on our long-haul JV pipelines, with approximately 75 percent of our estimated growth capex in 2019 and 2020 related to those projects. These are highly economic projects that diversify Altus’ asset base.”

“Apache deferred production at Alpine High beginning in April in response to price weakness at the Waha Hub. The impact of these lower volumes was partially offset in the second quarter by cost savings resulting from Altus’ disciplined cost management. Much of the previously curtailed rich gas was brought online with the two new cryo plants, and we expect all lean gas to be back online when GCX is in service,” continued Rodgers.

For updated 2019 financial guidance, please refer to the investor presentation released today at www.altusmidstream.com/investors.

Conference Call

Altus will host its second-quarter 2019 results conference call Thursday, Aug. 1, 2019, at 1 p.m. Central time. The conference call will be webcast from Altus’ website at www.altusmidstream.com/investors, and the webcast replay will be archived there as well. The conference call will also be available for playback by telephone for one week beginning Aug. 1 at approximately 6 p.m. Central time. To access the telephone playback, dial (855) 859-2056 or (404) 537-3406 for international calls. The conference access code is 6589559.

ALTUS MIDSTREAM ANNOUNCES SECOND-QUARTER 2019 RESULTS

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About Altus Midstream Company

Altus Midstream Company is a pure-play, Permian-to-Gulf Coast midstream C-corporation. Through its consolidated subsidiaries, Altus owns substantially all of the gas gathering, processing and transportation assets servicing production from Apache Corporation (NYSE, Nasdaq: APA) in the Alpine High play in the Delaware Basin, owns equity interests in four Permian-to-Gulf Coast pipelines, and has the option to acquire a 50 percent equity interest in the Salt Creek NGL pipeline. Altus posts announcements, operational updates, investor information and press releases on its website, www.altusmidstream.com.

Additional information

Additional information follows, including a reconciliation of Adjusted EBITDA and Capital Investments (non-GAAP financial measures) to the GAAP measures.

Non-GAAP financial measures

Altus’ financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted EBITDA and Capital Investments are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-looking statements

This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,”

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“predict,” “project,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for Altus Midstream’s and Apache’s operations, including statements about our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, and objectives of management. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our Annual Report Form 10-K for the fiscal year ended December 31, 2018, and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, when filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Contacts

Media:       (713) 296-7276 Phil West

Investors:   (281) 302-2286 Gary Clark

Website:     www.altusmidstream.com

Click here for the full release with quarterly financial statements.

-end-

ALTUS MIDSTREAM COMPANY

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In thousands)

For the Quarter Ended June 30, 2019
REVENUES:
Midstream services revenue—affiliate	$24,139

Total revenues	24,139

COSTS AND EXPENSES:
Operations and maintenance	14,005
General and administrative	2,081
Depreciation and accretion	9,107
Taxes other than income	3,888

Total costs and expenses	29,081

OPERATING LOSS	(4,942)
Interest income	806
Loss from equity method interests	(1,297)
Other	(17)

Total other loss	(508)
Financing costs, net of capitalized interest	478

NET LOSS BEFORE INCOME TAXES	(5,928)
Deferred income tax benefit	(430)

NET LOSS INCLUDING NONCONTROLLING INTERESTS	(5,498)
Net income attributable to Preferred Unit limited partners	4,143

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	(9,641)
Net loss attributable to Apache limited partner	(7,348)

NET LOSS ATTRIBUTABLE TO CLASS A COMMON SHAREHOLDERS	$(2,293)

ALTUS MIDSTREAM COMPANY

SUPPLEMENTAL FINANCIAL INFORMATION AND OPERATING STATISTICS

(Unaudited)

(In thousands)

SUMMARY CASH FLOW INFORMATION
For the Quarter Ended June 30, 2019
Net cash provided by operating activities	$11,634
Net cash used in investing activities	(415,147)
Net cash provided by financing activities	602,995

SUMMARY BALANCE SHEET INFORMATION
June 30, 2019
Cash and cash equivalents	$376,920
Other current assets	17,126
Property, plant and equipment, net	1,449,307
Equity method interests	527,379
Other assets	74,002

Total assets	$2,444,734

Current liabilities	$70,551
Deferred credits and other noncurrent liabilities	131,420
Redeemable noncontrolling interest—Apache limited partner	1,272,652
Redeemable noncontrolling interest—Preferred Unit limited partners	520,933
Shareholders’ equity	449,178

Total liabilities, noncontrolling interests, and shareholders’ equity	$2,444,734

Common shares outstanding at the end of the period:
Class A Common Stock, $0.0001 par value	74,929
Class C Common Stock, $0.0001 par value	250,000

SUMMARY OPERATING STATISTICS
For the Quarter Ended June 30, 2019
Throughput for natural gas assets (MMcf/d)
Rich wellhead gas	236
Lean wellhead gas	127

Total throughput	363

ALTUS MIDSTREAM COMPANY

NON-GAAP FINANCIAL MEASURES

(In thousands)

Reconciliation of net income including noncontrolling interest to Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) including noncontrolling interests before financing costs (net of capitalized interest), interest income, income taxes, depreciation, and accretion and adjust such items, as applicable, from income from our equity method interests. We also exclude (when applicable) impairments, unrealized gains or losses on derivative instruments, and other items affecting comparability of results to peers. Our management believes Adjusted EBITDA is useful for evaluating our operating performance and comparing results of our operations from period-to-period and against peers without regard to financing or capital structure. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) including noncontrolling interest or any other measure determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing our financial performance, such as our cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. The presentation of Adjusted EBITDA should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Additionally, our computation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The GAAP measure used by the Company that is most directly comparable to Adjusted EBITDA is net income (loss) including noncontrolling interests. Adjusted EBITDA should not be considered as an alternative to the GAAP measure of net income (loss) including noncontrolling interests or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income (loss) including noncontrolling interests. Adjusted EBITDA should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Our definitions of Adjusted EBITDA may not be comparable to similarly titled measures of other companies in our industry, thereby diminishing its utility.

Our management compensates for the limitations of Adjusted EBITDA as an analytical tool, by reviewing the comparable GAAP measure, understanding the differences between Adjusted EBITDA as compared to net income (loss) including noncontrolling interests and incorporating this knowledge into its decision-making processes. Our management believes that investors benefit from having access to the same financial measures that the Company uses in evaluating operating results.

For the Quarter Ended June 30, 2019
Net loss including noncontrolling interest	$(5,498)
Add:
Financing costs, net of capitalized interest	478
Deferred income tax benefit	(430)
Depreciation and accretion	9,107
Equity method interests Adjusted EBITDA	(60)
Less:
Interest income	806
Loss from equity method interests	(1,297)

Adjusted EBITDA (Non-GAAP)	$4,088

Reconciliation of costs incurred in midstream activity to capital investments

Management believes the presentation of capital investments is useful for investors to assess Altus’ expenditures related to our midstream capital activity. We define capital investments as costs incurred in midstream activities (including our proportionate share of capital in relation to equity method interests), adjusted to exclude asset retirement obligations revisions and liabilities incurred, while including amounts paid during the period for abandonment and decommissioning expenditures. Management believes this provides a more accurate reflection of Altus’ cash expenditures related to midstream capital activity and is consistent with how we plan our capital budget.

For the Quarter Ended June 30, 2019
Costs incurred in midstream activity
Property, plant and equipment, gross	$98,299
Equity method interest	320,370

$418,669

Reconciliation of costs incurred to midstream capital investment:
Asset retirement obligations incurred and revisions	$(2,019)
Asset retirement obligations settled	—

Total capital investments	$416,650